Exhibit 35.6

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.	A review of the activities performed by the Special Servicer during the period commencing on January 1, 2015 and ending on December 31, 2015 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer's performance under the Pooling and Servicing Agreement has been made under my supervision; and
2.	To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

Dated: February 23, 2016

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164
Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

COMM 2015-CCRE25 Mortgage Trust Commercial Mortgage Pass-Through Certificates
Ref: Heartland Industrial Portfolio

Cadwalder, Wickerman & Taft LLP
200 Liberty Street

New York, NY 10281

Anna H. Glick

Deutsche Bank

1761 East St. Andrew Place
Santa Ana CA 92705-4934
Amy McNulty

Deutsche Mortgage & Asset Receiving Corporation

60 Wall Street

New York NY 10005

Lainie Kaye

Pentalpha Surveillance LLC
375 N. French Road,
Suite 100
Amherst NY 14228

Don Simon

Pentalpha Surveillance LLC
Bass, Berry & Sims PLC
150 Third Avenue South
Nashville TN 37201

Jay Knight

Wilmington Trust, National Association
1100 North Market Street

Wilmington DE 19890

Adam Scozzafava

Wilmington Trust, National Association
1100 North Market Street

Wilmington DE 19890

Group